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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 3, 1999 (except Note 13, as to which the date is December __, 1999) in the Registration Statement (Form S-1) and related Prospectus of Selectica, Inc. for the registration of shares of its common stock.

Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

San Jose, California
December __, 1999

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The foregoing consent is in the form that will be signed upon the completion of the reincorporation in Delaware described in Note 13 to the financial statements.

                                                        /s/ ERNST & YOUNG LLP


San Jose, California
December 10, 1999